CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of BioMedical Technology Solutions Holdings, Inc. (the "Company") on Form 10-Q/A-2 for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gex F. Richardson, President/Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

__/s/ Gex F. Richardson_____

Gex F. Richardson

President/Director

December 7, 2011